UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 15, 2010

Cytomedix, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	01-32518	23-3011702
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

209 Perry Parkway, Suite 7
Gaithersburg, MD 20877
(Address of Principal Executive Office) (Zip Code)

240-499-2680
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 15, 2010, Cytomedix, Inc. (the “Company”) received a notice from the NYSE Amex LLC (the “Exchange”) stating that the Exchange staff has determined that the Company has not timely regained compliance with the Exchange’s continued listing standards in Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iii) of the Exchange’s Company Guide because the Company’s stockholders’ equity is less than $6,000,000 and that, accordingly, the Company’s common stock is subject to being delisted from the Exchange (the “Staff Determination”).

The Company intends to appeal the Staff Determination by requesting a hearing before the Exchange’s Listing Qualifications Panel (the “Panel”) and expects the hearing to occur within approximately 45 days. The appeal is expected to stay the delisting of the Company’s common stock pending the issuance of a written decision by the Panel following the hearing. However, there can be no assurance that the Panel will grant the Company’s request for continued listing on the Exchange following the hearing. Should the Company's securities be delisted from the exchange, it will seek to have its securities quoted on the OTC Bulletin Board. Management anticipates that public trading of Company securities will continue without interruption.

On November 19, 2010, the Company issued a press release disclosing its receipt of the notice summarized above from the Exchange. A copy of the press release is furnished as Exhibit No. 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated November 19, 2010, announcing receipt of Notice from NYSE Amex for Non-Compliance with Continued Listing Criteria and Intent to File Delisting Application.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cytomedix, Inc.

By:	/s/Martin P. Rosendale
Martin P. Rosendale Chief Executive Officer

Date:           November 19, 2010